Board of Directors

Grey Cloak Tech Inc.

10300 W. Charleston

Las Vegas, NV 89135

Gentlemen:

We consent to the use in this Post-effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 30, 2016 relating to the financial statements of Grey Cloak Tech Inc. as of December 31, 2015 and 2014, and for the year ended December 31, 2015 and for the period from December 19, 2014 (inception) to December 31, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

June 1, 2016